Exhibit 10.1

Execution Version

Second Amendment to Credit Agreement and Guaranty

This Second Amendment to Credit Agreement and Guaranty (herein, this “Agreement”) is entered into as of October 29, 2021 (the “Second Amendment Effective Date”), by and among IsoPlexis Corporation, a Delaware corporation (the “Borrower”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as a lender and as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Recitals:

A.         The Lenders have extended credit to the Borrower on the terms and conditions set forth in that certain Credit Agreement and Guaranty, dated as of December 30, 2020 (as amended by that certain First Amendment to Credit Agreement and Guaranty dated as of May 27, 2021, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”).

B.          The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Existing Credit Agreement.

C.          The parties hereto agree to amend the Existing Credit Agreement pursuant to the terms of this Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Incorporation of Recitals; Defined Terms.  The parties hereto acknowledge that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

2.         Second Amendment to Existing Credit Agreement.  Upon satisfaction of the conditions set forth in Section 5  hereof, the Borrower, the Lenders and the Administrative Agent hereby agree that the Existing Credit Agreement is hereby amended as follows:

(A)          Section 8.15(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(b)          Minimum Total Revenue.  As of the end of the fiscal quarter ended March 31, 2022 and each fiscal quarter thereafter, the Obligors shall maintain, on a consolidated basis, Total Revenue for the twelve (12) month period most recently ended on such date of not less than the amount set forth in the table below:

Twelve-Month Period Ended	Minimum Total Revenue
March 31, 2022	$16,797,000
June 30, 2022	$18,256,000
September 30, 2022	$21,722,000
December 31, 2022	$26,545,000
March 31, 2023	$30,179,000
June 30, 2023	$35,221,000
September 30, 2023	$40,649,000
December 31, 2023	$46,660,000
March 31, 2024	$51,615,000
June 30, 2024	$57,102,000
September 30, 2024	$63,486,000
December 31, 2024	$71,575,000
March 31, 2025	$85,526,000
June 30, 2025	$92,295,000
September 30, 2025	$99,058,000
December 31, 2025	$106,016,000

(B)          Certain schedules, which supplement the Schedules to the Credit Agreement, are attached hereto as Annex A.

3.          Acknowledgement of Liens.  The Borrower hereby acknowledges and agrees that the Obligations owing to the Administrative Agent and the Lenders arising out of or in any manner relating to the Loan Documents shall continue to be secured by the Liens granted as security therefor in the Loan Documents, to the extent provided for in the Loan Documents heretofore executed and delivered by the Borrower; and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement.

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4.          Representations And Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(A)         After giving effect to this Agreement, the representations and warranties of the Borrower contained in Article 7 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B)           The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of, and duly executed and delivered by, the Borrower.

(C)           No Default or Event of Default has occurred and is continuing or shall occur and be continuing immediately after giving effect to this Agreement.

5.          Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(A)          The Administrative Agent and the Lenders shall have received executed counterparts of this Agreement duly executed and delivered by the Borrower.

(B)          The Administrative Agent and the Lenders shall have been reimbursed by Borrower for all outstanding reasonable and documented (or invoiced) attorneys’ fees, third party out of pocket charges and other similar expenses of the Administrative Agent and the Lenders.

6.          Reference to and Effect on the Loan Documents; No Novation.

(A)         This Agreement constitutes a Loan Document.  On and after the date hereof, words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Agreement.

(B)           Except as specifically set forth in this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(C)          Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of the Obligors thereunder and the rights and benefits of the Administrative Agent and the Lenders thereunder remain in full force and effect. This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Obligors agree to comply with all of the terms, conditions, and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Agreement. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement entered into in accordance with Section 13.04 of the Credit Agreement. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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7.          Headings.  The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

8.        Governing Law.  This Agreement, and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

9.          Incorporation of Sections 13.10 and 13.11 of the Credit Agreement.  The provisions set forth in Sections 13.10 (Jurisdiction, Service of Process and Venue) and 13.11 (Waiver of Jury Trial) of the Credit Agreement shall apply to this Agreement in all respects.

10.        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by facsimile, DocuSign or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

11.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12.        Binding Effect.  This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISOPLEXIS CORPORATION, as Borrower

By:	/s/ John Strahley
Name: John Strahley
Title: CFO

[Signature Page to Second Amendment to Credit Agreement and Guaranty]

PERCEPTIVE CREDIT HOLDINGS III, LP, as Administrative Agent and Lender

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
	Name:	Sandeep Dixit
	Title:	Chief Credit Officer

By:	/s/ Sam Chawla
	Name:	Sam Chawla
	Title:	Portfolio Manager

[Signature Page to Second Amendment to Credit Agreement and Guaranty]

ANNEX A

UPDATED SCHEDULES

See attached.

Schedule 7.12
to Credit Agreement
Subsidiaries

Name of Subsidiary	Type of Organization	Jurisdiction of Organization/ Formation	Organizational Identification Number
IsoPlexis Corporation UK Limited	Private Limited Company	England and Wales	Company Number 11743149
IsoPlexis (Shanghai) Trading Co., Ltd.		China